Exhibit 99.1

Fidus Investment Corporation Announces Closing of

$30 Million Senior Credit Facility

EVANSTON, Ill., June 20, 2014 – Fidus Investment Corporation (NASDAQ:FDUS) (“Fidus” or the “Company”) today announced the closing of a new $30 million, four-year senior secured revolving credit facility (the “Credit Facility”) led by ING Capital LLC.

The Credit Facility has a maturity date of June 16, 2018. Borrowings under the Credit Facility bear interest, subject to the Company’s election at the time of borrowing, on a per annum basis equal to (i) the alternate base rate plus 2.5% or (ii) the applicable LIBOR rate plus 3.5%. The alternate base rate is equal to the greater of (i) prime rate, (ii) the federal funds rate plus 0.5% or (iii) the three-month LIBOR rate plus 1.0%. The Credit Facility contains an accordion feature which allows for an increase in total commitments up to $75 million.

“Fidus’ first Credit Facility rounds out our current funding sources and provides us with additional growth capital and flexibility to continue to selectively grow our investment portfolio on attractive terms. It also complements our existing 10-year SBA financing through our small business investment company (SBIC) subsidiaries,” said Edward Ross, Chairman and CEO of Fidus Investment Corporation. “We look forward to forging a strong long term relationship with ING Capital.”

ABOUT FIDUS INVESTMENT CORPORATION

Fidus Investment Corporation provides customized debt and equity financing solutions to lower middle-market companies, which the Company generally defines as U.S. based companies having revenues between $10.0 million and $150.0 million. Fidus’ investment objective is to provide attractive risk-adjusted returns by generating both current income from our debt investments and capital appreciation from our equity related investments. Fidus seeks to partner with business owners, management teams and financial sponsors by providing customized financing for change of ownership transactions, recapitalizations, strategic acquisitions, business expansion and other growth initiatives.

Fidus is an externally managed, closed-end, non-diversified management investment company that has elected to be treated as a business development company under the Investment Company Act of 1940, as amended. In addition, for tax purposes, Fidus has elected to be treated as a regulated investment company, or RIC, under Subchapter M of the Internal Revenue Code of 1986, as amended, or the Code. Fidus was formed in February 2011 to continue and expand the business of Fidus Mezzanine Capital, L.P., which commenced operations in May 2007 and is licensed by the U.S. Small Business Administration as a small business investment company.

ABOUT ING CAPITAL LLC

ING Capital LLC is an indirect U.S. subsidiary of ING Bank NV, which is part of the global financial services company ING Group. ING Bank NV has 63,000 employees serving its clients through its extensive global network in the world’s major financial services markets. ING Capital has built a leading position in corporate lending. The Investment Industry Finance (IIF) group at ING Capital offers a broad range of structured finance solutions to its clients active in the Investment Industry, including Business Development Companies.

FORWARD-LOOKING STATEMENTS

This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are based on management’s current expectations, estimates, projections, beliefs and assumptions about the Company, its current and prospective portfolio investments, and its industry. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond the Company’s control, difficult to predict and could cause actual results to differ materially from those expected or forecasted in such forward-looking statements. Actual developments and results are likely to vary materially from these estimates and projections as a result of a number of factors, including those described from time to time in Fidus’ filings with the Securities and Exchange Commission. Such statements speak only as of the time when made, and Fidus undertakes no obligation to update any such forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Company Contact:	Investor Relations Contact:
Edward H. Ross	Stephanie Prince/Jody Burfening
Chief Executive Officer	LHA
Fidus Investment Corporation	(212) 838-3777
847-859-3940	sprince@lhai.com

Credit Facility Contact:

Patrick Frisch, Managing Director

ING Capital LLC

(646) 424-6912

patrick.frisch@ing.com